                                                                   EXHIBIT 10.16

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAWS (COLLECTIVELY, "SECURITIES LAWS") AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION APPLIES TO SUCH TRANSFER OR DISPOSITION.

                         PROSOURCE SERVICES CORPORATION

                             12% Subordinated Note
                               Due April 1, 2005

                                                              New York, New York
U.S. $15,000,000                                                  March 31, 1995

      FOR VALUE RECEIVED, the undersigned, PROSOURCE SERVICES CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to ONEX OHIO HOLDINGS, INC., a Delaware corporation, or registered assigns (in either case, the "Holder"), (i) the principal sum of U.S. $15,000,000, payable on April 1, 2005 (the "Maturity Date"), and (ii) interest at a rate of 12% per year, compounded annually, on the unpaid principal of this Note and shall be payable annually on March 31st of each year or, if that day is not a Business Day, the suceeding Business Day, beginning on April 1, 1996 and (iii) in the case of (i) and (ii), interest at a rate of 12% per year, compounded annually, on overdue principal and, to the extent legally enforceable, overdue interest. Payments of principal and interest are to be made by federal funds check payable to the order of the Holder or, if Holder so specifies by notice to the Company not less five business days prior to the date such payment is due, by bank wire transfer, in immediately available funds, to the account so specified, in lawful money of the United States of America. Any payment of principal or payment of interest that is due on a date that is not a business day shall be paid on the next succeeding business day.

      1. PREPAYMENTS. Subject to the provisions of Section 2 hereof, the Company shall have the right at any time or from time to time to prepay this Note, in whole or in part, without premium or penalty at any time.

      2. SUBORDINATION, (a) The Company agrees, and the Holder by accepting this Notes agrees, as follows:

            (a) The indebtedness evidenced by this Note is subordinated in right of payment, to the extent and in the manner provided in this Section 2, to the prior indefeasible payment in full of all Senior Indebtedness, and the subordination and the provisions of this Section 2 are for the benefit of the holders of Senior Indebtedness.

            (b) The Company shall not, and shall not allow any of its Affiliates controlled directly or indirectly by the Company to make, directly or indirectly, in cash or other property or in any other manner (including, without limitation, from or by way of collateral), and the Holder shall not ask, demand, sue for, take or receive from the Company or any Affiliate, directly or indirectly, any payment of, or pledge or grant of a security interest in any property as collateral security for the payment of, any principal, interest or other amounts owing under this Note or take any action to enforce the obligations of the Company under this Note unless such action is solely to obtain specific performance of a nonmonetary obligation under this Note that does not involve or result in monetary damages or any other remedies that are inconsistent with the provisions of this Section 2, provided, however, that subject to the provisions of subsection (c) below, payments of principal, interest and other amounts owing under this Note may be made, and, subject to the provisions of Section 2(h) hereof, the Holder shall be entitled on and at any time after the Maturity Date to ask, demand and sue for the payment of any principal, interest or other amounts owing under this Note, unless

                  (i) at such time there exists and is continuing any Material
            Default or Event of Default under the Bank Loan Agreement; or

                  (ii) any Default or Event of Default under the Bank Loan
            Agreement would occur upon or by reason of such payment;

      provided, however, that unless on or prior to the date that such payment otherwise is required to be made hereunder the Holder shall have received a copy of the written notice from the Administrative Agent or one or more Senior Creditors to the Company that there exists a Material Default or Event of Default under the Bank Loan Agreement or that a Default or Event of Default thereunder would occur by reason of such payment, the Company may make and the Holder may accept and retain such payment subject only to the obligation to repay the amount so paid if the Holder subsequently is notified by the Administrative Agent that a Default or Event of Default under the Bank Loan Agreement did exist at the time of payment (to the extent that such notification is made within 30 days after the Administrative Agent (or if there is no Administrative Agent, the Senior Creditors) obtained actual notice of such Default or Event of Default) or a Default or Event of Default thereunder occurred on or by reason of such payment.

            (c) Upon any payment or distribution of assets of the Company or any subsidiary in the event of any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, any payment or distribution of any kind whether in cash, securities, or other property which shall be payable or deliverable upon or with respect to any indebtedness evidenced by this Note shall be paid or delivered directly to the Administrative Agent for the ratable benefit of the Senior Creditors, until all of the Senior Indebtedness has been indefeasibly paid in full. Before any payment in respect of this Note may be made by the Company upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company to which the Holder would be entitled, except for the provisions of this paragraph (c), shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by it, directly to the holders of the Senior Indebtedness or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            (d) If any proceeding referred to in subsection (c) above is commenced by or against the Company,

                  (i) the Holder shall duly and promptly take such action as the holders of the Senior Indebtedness may request (A) to collect the obligations evidenced by this Note for the account of the holders of the Senior Indebtedness and to file appropriate claims and proofs of claim in respect of such obligations and this Note, (B) to execute and deliver to the holders of the Senior Indebtedness such powers of attorney, assignments or other instruments as it may request in order to enable it to enforce any and all claims with respect to the obligations evidenced by this Note, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the obligations evidenced by this Note; and

                  (ii) the holders of the Senior Indebtedness are hereby
            irrevocably authorized and empowered (in their own name or in the name of the Holder or otherwise), but shall have no obligation, if, after demand the Holder refuses to do so, to demand, sue for, collect and receive every payment or distribution referred to in subsection (c) above and give acquittance therefor and to file proofs of claims and take such other action (including, without limitation, voting this Note and the obligations evidenced hereby) as it may deem necessary or advisable for the exercise or enforcement of any of their rights or interests hereunder.

            (e) If, notwithstanding the foregoing provisions of this Section 2 prohibiting payments or distributions, the Holder receives any payment in violation of paragraphs (b) or (c) of this Section 2, then and in such event those payments or distributions shall be held in trust for the benefit of, and shall be promptly paid over or delivered to, the holders of Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay in full the principal of, interest on, or fees, costs or expenses relative to, or any other amounts due in respect of, any of the Senior

      Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            (f) The holders of the Senior Indebtedness are hereby authorized to demand specific performance of the provisions of this Section 2, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the Holder shall have failed to comply with any other provisions of this Section 2 applicable to it. The Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

            (g) The Holder, solely in its capacity as a creditor of the Company, agrees that, so long as any of the Senior Indebtedness shall remain unpaid, the Holder, will not commence, or join with any creditor other than the holders of the Senior Indebtedness in commencing, any proceeding, any proceeding referred to in paragraph (c) of this Section 2.

            (h) Anything herein or in any other agreement between the Company and the Holder or applicable law to the contrary notwithstanding, in no event shall the Holder have any right to accelerate the obligations hereunder prior to the Maturity Date unless (i) any of the Senior Indebtedness shall have been accelerated or (ii) a bankruptcy, reorganization or insolvency proceeding shall have been commenced by or against the Company, provided that if the Holder shall accelerate the obligations hereunder upon the commencement of any such proceeding and such proceeding thereafter shall be dismissed, then such acceleration shall be rescinded; provided, however that notwithstanding any other terms or provisions of this Note, but nevertheless subject to the provisions of this Section 2, the Holder shall be entitled to ask, demand and sue for the payment of the obligations hereunder if the Holder has the right (pursuant to this Section 2(h)) to accelerate the obligations hereunder and has accelerated such obligations.

            (i) No present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of this Note by any act or failure to act on the part of the Company. Nothing contained in this
      Section 2 is intended to or shall impair, as between the Company and its subsidiaries, their respective creditors (other than the holders of Senior Indebtedness) and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Note, as and when the same become due and payable, or to affect the relative rights against the Company of the Holder and other creditors of the Company and its subsidiaries (other than the holders of Senior Indebtedness). Upon any distribution of assets of the Company or any subsidiary referred to in this Section 2, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making such distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to receive payment from the Holder pursuant to subsection (e) of this Section 2, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section.

            (j) The provisions of this Section 2 shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

            (k) In the event that cash, securities or other property otherwise payable or deliverable to the Holder of this Note shall have been applied to the payment of Senior Indebtedness in full, then the Holder of this Note shall be subrogated, from and after such time as the Senior Indebtedness shall have been paid in full and all commitments of the Senior Creditors under the Bank Loan Agreement shall have terminated, to any rights of any holders of Senior Indebtedness to receive any further payments or distributions of assets of the Company applicable to the Senior Indebtedness until this Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holder of this Note would be entitled except for the provisions of this Section 2 shall, as between the Company and its creditors other than the holders of Senior Indebtedness on the one hand and the Holder of this Note on the other hand, be deemed to have been made as a payment by the Company to or on account of Senior Indebtedness.

            (l) The Holder shall not

                  (i) cancel or otherwise discharge any of the obligations
            evidenced by this Note (except upon payment in full thereof paid to the holders of the Senior Indebtedness as contemplated by paragraph
            (e) of this Section 2) or subordinate any of the obligations evidenced by this Note to any indebtedness of the Company other than the Senior Indebtedness;

                  (ii) sell, assign, pledge, encumber or otherwise dispose of any of the obligations evidenced hereby unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to the terms of this Section 2; or

                  (iii) permit the terms of this Note or of any other agreement evidencing or relating to the obligations evidenced hereby to be changed in such a manner as to have an adverse effect upon the rights or interests of the holders of the Senior Indebtedness hereunder.

            (m) All rights and interests of the holders of the Senior Indebtedness, and all agreements and obligations of the Holder and the Company, under this Section 2 shall remain in full force and effect irrespective of:

                  (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness, or any other amendment or waiver of or any consent to departure from the Bank Loan Agreement or any other agreement or instrument evidencing or relating to the Senior Indebtedness; or

                  (ii) any exchange, release or non-perfection of any collateral for the Senior Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty, for any of the Senior Indebtedness.

            (n) The provisions of this Section 2 evidence a continuing agreement and shall (i) remain in full force and effect until the Senior Indebtedness shall have been paid in full and the commitments of the Senior Creditors under the Bank Loan Agreement shalt have terminated, (ii) be binding upon the Holder, the Company and their respective successors and assigns, and (iii) inure to the benefit of and be enforceable by the holders of the Senior Indebtedness and their respective successors, transferees and assigns. Without limiting the generality of clause (iii) of this paragraph (n), any Senior Creditor may assign or otherwise transfer its interest in the Senior Indebtedness and the documents evidencing the Senior Indebtedness to any other person or entity in accordance with the Bank Loan Agreement, which person or entity shall thereupon become vested with all the rights in respect thereof granted to such Senior Creditor herein or otherwise.

            (o) The Holder shall deliver written notice to the holders of the Senior Indebtedness promptly upon the occurrence of an Event of Default hereunder or the occurrence of any event that with the giving of notice or the expiration of time or both would constitute an Event of Default hereunder.

      3. EVENTS OF DEFAULT; ACCELERATION.

            (a) Any of the following events constitutes an "Event of Default":

                  (i) the Company defaults in the payment of any portion of the principal of this Note when such principal shall become due and payable, and such default continues uncured for a period of five business days after the Holder gives the Company notice of such default; or

                  (ii) the Company defaults in the payment of any interest on this Note when such interest shall become due and payable, and such default continues uncured for a period of five business days after the Holder gives the Company notice of such default; or

                  (iii) the Company defaults in the due observance or
            performance of any other term, covenant, agreement or warranty of the Company in this Note, and such default continues uncured for a period of five business days after the Holder gives the Company notice specifying such default or breach and requesting that such default or breach be remedied and stating that such notice is a notice of default hereunder; or

                  (iv) Senior Indebtedness having an aggregate principal amount of at least $5,000,000 shall have become due and payable prior to its stated maturity by reason of a default or event of default thereunder; or

                  (v) the Company pursuant to or within the meaning of any
            Bankruptcy Law:

                        (1) commences a voluntary case in bankruptcy or any
                  other action or proceeding for any other similar relief under any Bankruptcy Law,

                        (2) consents by answer or otherwise to the commencement
                  against it of an involuntary case of bankruptcy,

                        (3) seeks or consents to the appointment of a receiver,
                  trustee, assignee, liquidator, custodian or similar official (collectively, a "Custodian") of it or for all or substantially all of its assets,

                        (4) makes a general assignment for the benefit of its
                  creditors, or

                        (5) generally is unable to pay its debts as its debts
                  become due;

                  (vi) a court of competent jurisdiction enters an order or
            decree under any Bankruptcy Law that:

                        (1) is for relief against the Company in an involuntary
                  case of bankruptcy against the Company,

                        (2) appoints a Custodian of the Company for all or
                  substantially all of its assets, or

                        (3) orders the liquidation of the Company,

            and the order remains unstayed and in effect for 30 days, or any dismissal, stay, rescission or termination thereof ceases to remain in effect.

            (b) Subject to the provisions of Section 2, if any Event of Default shall occur and be continuing, the Holder shall have the right, by notice to the Company, to declare the entire principal amount then outstanding on this Note and accrued interest thereon immediately due and payable, whereupon all such amounts shall become immediately due and payable, all without diligence, presentment, demand of payment, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided, however, that so long as any Senior Indebtedness is outstanding, such declaration shall not become effective until the earlier of (a) five business days after delivery of a notice to the holders of the Senior Indebtedness that the Holder has declared the principal of and interest on this Note to be due and payable immediately and (b) the acceleration of any Senior Indebtedness. If the Company shall default in the payment of principal of, or interest on, this Note, it will pay the Holder such amounts, to the extent lawful, as shall be sufficient to pay costs and expenses of collection or of otherwise enforcing the Holder's rights incurred in connection with the exercise of any remedy whether provided herein or available under any applicable law, including reasonable counsel fees and expenses.

            The preceding paragraph is subject to the condition that if at any time after the principal of this Note has been declared due and payable and before any judgment with respect thereto has been entered, all arrears of interest have been paid and every other Event of Default has been made good or cured, then the Holder of this Note may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right thereon. Upon any such rescission, any enforcement action commenced pursuant to the preceding paragraph shall be terminated.

      4. DEFINITIONS. For purposes of this Note:

            "Administrative Agent" means NationsBank of Georgia, N.A., or any successor agent appointed pursuant to the Bank Loan Agreement, or if there is no Administrative Agent under the Bank Loan Agreement or if there is no Bank Loan Agreement in effect, any other agent for the Senior Creditors.

            "Bank Loan Agreement" shall mean the Loan and Security Agreement dated as of March 31, 1995, by and between ProSource Services Corporation, BroMar Services, Inc., ProSource Distribution Services Limited, the Senior Creditors and the Administrative Agent, as administrative agent for the Senior Creditors, as the same shall be amended, supplemented, restated, extended or refinanced from time to time, including any such amendment, supplement, restatement, extension or refinancing resulting in an increase in the amount of the credit facilities provided for thereunder.

            "Bankruptcy Law" shall mean Title 11 of the United States Code or any similar Federal, state, Canadian or provincial law for the relief of debtors.

            "Business Day" shall mean any day other than Saturday, Sunday or other day on which the banks in New York, New York are authorized or required to be closed.

            "holders of Senior Indebtedness" shall mean the Administrative Agent, in its capacity as administrative agent for itself and the Senior Creditors (or if there is no Administrative Agent, the Senior Creditors), so long as any Senior Indebtedness remains outstanding under or in connection with the Bank Loan Agreement or any commitment to make loans and advances under the Bank Loan Agreement remains outstanding.

            "Material Default" means any Default under the Bank Loan Agreement other than a Non-Material Default thereunder.

            "Non-Material Default" means a Default thereunder the existence of which the Administrative Agent has actual notice of and as to which the Required Lenders (as defined in the Bank Loan Agreement) have elected not to take any action required to be taken thereunder as a precondition for such Default to become an Event of Default thereunder.

            "Reimbursement Obligations" means the Reimbursement Obligations as defined in the Bank Loan Agreement.

            "Senior Creditor" means each of the Lenders under and as defined in the Bank Loan Agreement and each other holder, from time to time, of any portion of the Senior Indebtedness arising under or in connection with the Bank Loan Agreement, including, without limitation, each creditor that extends credit to the Company for the purpose of refinancing or repaying such Senior Indebtedness, in whole or in part.

            "Senior Indebtedness" shall consist of so long as any Senior Indebtedness remains outstanding under or in connection with the Bank Loan Agreement or any commitment to make loans and advances under the Bank Loan Agreement remains outstanding, any obligation pursuant to the Bank Loan Agreement to pay principal, premium (if any), interest, reimbursements (including the Reimbursement Obligations) or indemnity amounts and fees, costs or expenses (including interest that would accrue on or after the filing of any petition in bankruptcy (whether or not allowed) or for the reorganization relating to the Company but for the filing of such petition).

      5. NOTICES. All notices hereunder shall be in writing and delivered personally or sent by telecopier or by registered or certified mail (return receipt requested) by the party sending such notice to each of the other parties listed below at the following addresses (or such other addresses as shall be specified by like notice):

                  Onex Ohio Holdings, Inc.
                  421 Leader Street
                  Marion, Ohio 43302
                  Attention:  Donald F. West
                  Phone: (614) 382-5701
                  Telecopy:   (614) 383-2615

                  ProSource Services Corporation
                  550 Biltmore Way, 10th Floor
                  Coral Gables, Florida 33134
                  Attention:  Thomas C. Highland
                  Phone: (305) 529-2501
                  Telecopy:   (305) 529-2573

                  Onex Corporation
                  Canada Trust Tower
                  161 Bay Street - Suite 2500
                  Toronto, Ontario, Canada M5J 2S1
                  Attention:  Mr. Anthony R. Melman
                  Phone: (416) 362-7711
                  Telecopy:   (416) 362-5765

                  Kaye, Scholer, Fierman, Hays & Handler
                  425 Park Avenue
                  New York, New York 10022
                  Attention:  Joel I. Greenberg, Esq.
                  Phone: (212) 836-8201
                  Telecopy:   (212) 836-7149

            and, so long as any Senior Indebtedness remains outstanding under or in connection with the Bank Loan Agreement or any commitment to make loans and advances under the Bank Loan Agreement remains outstanding, with copies to:

                  NationsBank of Georgia, N.A.
                  Business Credit Division
                  600 Peachtree Street
                  13 Plaza
                  Atlanta, Georgia 30308
                  Attn: John W. Getz
                  Telecopy:   404-607-6437

All notices shall be deemed given when received by the addressees.

      6. CHOICE OF LAW. This Note shall be construed and enforced in accordance with the laws of the State of New York, without reference to the choice of law principles thereof.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, as an instrument under seal, as of the day and year first above written.

                        PROSOURCE SERVICES CORPORATION

                        By: /s/D.R. Parker
                           --------------------------------
                        Name: D.R. Parker
                        Title: Chairman